PRESS RELEASE

FOR IMMEDIATE RELEASE

October 21, 2003

American Community Bancshares, Inc. Announces Earnings for the Quarter Ended September 30, 2003

Charlotte, North Carolina, – Randy P. Helton, President and Chief Executive Officer of American Community Bancshares, Inc. (stock NASDAQ SmallCap: ACBA; stock warrants NASDAQ SmallCap: ACBAW) the holding company for American Community Bank, announced sharply higher unaudited net income of $412,000 for the three months ending September 30, 2003, a 25.6% increase over net income of $328,000 for the three months ended September 30, 2002. Earnings per share (diluted) for the three months ending September 30, 2003 increased to $0.14 compared to $0.12 for the three months ending September 30, 2002. The annualized return on average assets for the quarter was 0.66%, with a return on average equity of 7.00%.

Net income for the nine months ended September 30, 2003 was $1,081,000 or a 23.8% increase over net income of $873,000 for the nine months ended September 30, 2002. Earnings per share (diluted) for the nine months ending September 30, 2003 were $0.38 compared to $0.35 for the nine months ending September 30, 2002. The annualized return on average assets for the nine months was 0.61%, with a return on average equity of 6.18.

“We are pleased with our third quarter earnings supported by continued strong loan and deposit growth. We continue to monitor loan quality and focus on non-interest income, which now comprises 25% of our revenue. Our mortgage banking operation, leasing operation and other sources of non-interest income continue to provide a cushion for the interest margin squeeze felt by all banks” indicated Helton.

Total assets at September 30, 2003 were $270.5 million, with loan and lease receivables of $200.1 million, deposits of $207.8 million, borrowings of $38.2 million and stockholders’ equity of $23.8 million. Total assets increased 29.6% or $61.7 million, from September 30, 2002, loan and lease receivables increased 29.9% or $46.0 million, deposits increased 21.6% or $36.9 million and borrowings increased 168.6% or $24.0 million.

The allowance for loan losses represented 1.21% of total loans at September 30, 2003. Non-performing loans totaled $253,000 or 0.13% of loans at September 30, 2003 compared to $718,000 or 0.47% of loans at September 30, 2002, a $465,000 or a 65% decrease. Non-performing assets (which includes non-performing loans, foreclosed real estate and repossessed assets) totaled $336,000 at September 30, 2003 and represented 0.12% of total assets compared to $1.1 million or 0.54% of total assets at September 30, 2002, a $764,000 or 69% decrease.

Net interest income for the quarter ended September 30, 2003 totaled $2,017,000, an increase of 21.1% over the $1,666,000 for the quarter ended September 30, 2002. Non-interest income for the quarter ended September 30, 2003 totaled $678,000, an increase of 49.7% over the $453,000 for the quarter ended September 30, 2002. In addition, operating expenses totaled $1,892,000 for the quarter ended September 30, 2003, an increase of 23.0% over the $1,538,000 for the quarter ended September 30, 2002. This change was primarily a result of an increase in compensation, occupancy and equipment costs due to the opening of a new branch facility (Southpark area), combined with the cost of additional personnel due to internal growth.

Net interest income for the nine months ended September 30, 2003 totaled $5,702,000, an increase of 25.9% over the $4,529,000 for the nine months ended September 30, 2002. Non-interest income for the nine months ended September 30, 2003 totaled $2,103,000, an increase of 60.0% over the $1,314,000 for the nine months ended September 30, 2002. In addition, operating expenses totaled $5,456,000 for the nine months ended September 30, 2003, an increase of 22.4% over the $4,457,000 for the nine months ended September 30, 2002.

American Community Bank opened in November 1998 and primarily serves the Union and Mecklenburg county markets. The Bank provides a wide assortment of traditional banking and financial services offered with a high level of personal attention. The Bank’s website is www.americancommunitybank.com. American Community Bancshares stock is traded on the NASDAQ SmallCap market under the symbol ACBA with stock warrants traded under ACBAW. American Community Bancshares, Inc. is a full service community bank with offices in Monroe (3), Charlotte (2), Indian Trail, Marshville and Mint Hill, North Carolina.

American Community Bancshares, Inc.

(Amounts in thousands except per share data)

(Unaudited)

Consolidated Balance Sheets

	September
	2003	2002
Assets
Cash and due from banks	$6,274	$3,819
Interest-earning deposits with banks	3,205	27,612
Investment securities	54,425	17,559
Loans	200,102	154,067
Allowance for loan losses	(2,426)	(2,005)

Net loans	197,676	152,062
Accrued interest receivable	1,084	938
Bank premises and equipment	5,271	4,639
Foreclosed real estate	—	384
Federal Home Loan Bank stock	792	450
Other assets	1,780	1,350

Total assets	$270,507	$208,813

Liabilities and stockholders’ equity
Deposits
Non-interest bearing	$31,721	$21,189
Interest bearing	176,069	149,717

Total deposits	207,790	170,906
Borrowings	38,156	14,205
Accrued expenses and other liabilities	768	1,094

Total liabilities	246,714	186,205
Total stockholders’ equity	23,793	22,608

Total liabilities and stockholders’ equity	$270,507	$208,813

Ending shares outstanding	2,824,376	2,824,376
Book value per share	$8.42	$8.00
Equity to total assets	8.80%	10.83%

American Community Bancshares, Inc.

(Amounts in thousands except per share data)

(Unaudited)

Consolidated Income Statements

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Total interest income	$3,304	$2,941	$9,597	$8,501
Total interest expense	1,287	1,275	3,895	3,972

Net interest income	2,017	1,666	5,702	4,529
Provision for loan losses	144	192	636	548

Net interest income after provision for loan losses	1,873	1,474	5,066	3,981

Non-interest income
Service charges on deposit accounts	420	272	1,368	765
Mortgage banking operations	142	119	445	335
Other	116	62	290	214

Total non-interest income	678	453	2,103	1,314

Non-interest expense
Salaries and employee benefits	975	737	2,832	2,197
Occupancy and equipment	355	257	954	796
Other	562	544	1,670	1,464

Total non-interest expense	1,892	1,538	5,456	4,457

Income before income taxes	659	389	1,713	838
Provision (benefit) for income taxes	247	61	632	(35)

Net income	$412	$328	$1,081	$873

Net income per share
Basic	0.15	0.12	0.38	0.35
Diluted	0.14	0.12	0.38	0.35
Weighted average number of shares outstanding
Basic	2,824,376	2,824,376	2,824,376	2,483,454
Diluted	2,900,162	2,824,376	2,861,116	2,490,929

American Community Bancshares, Inc.

(Amounts in thousands except per share data)

(Unaudited)

Consolidated Balance Sheet

	September 30,	June 30,	March 31,	December 31,	September 30,
	2003	2003	2003	2002 (a)	2002
Assets
Cash and due from banks	$6,274	$7,846	$5,444	$12,183	$3,819
Interest-earning deposits with banks	3,205	1,116	11,822	4,655	27,612
Investment securities	54,425	40,842	33,323	27,465	17,559

Loans	200,102	188,853	173,974	165,366	154,067
Allowance for loan losses	(2,426)	(2,286)	(2,129)	(2,375)	(2,005)

Net loans	197,676	186,567	171,845	162,991	152,062

Accrued interest receivable	1,084	1,060	980	955	938
Bank premises and equipment	5,271	5,197	4,863	4,639	4,639
Foreclosed real estate	—	94	94	446	384
Federal Home Loan Bank stock	792	792	800	450	450
Other assets	1,780	1,462	1,809	1,321	1,350

Total assets	$270,507	$244,976	$230,980	$215,105	$208,813

Liabilities and stockholders’ equity
Deposits
Non-interest bearing	$31,721	$25,084	$23,739	$22,062	$21,189
Interest bearing	176,069	172,659	158,619	152,253	149,717

Total deposits	207,790	197,743	182,358	174,315	170,906

Borrowings	38,156	23,021	25,019	16,781	14,205
Accrued expenses and other liabilities	768	716	575	933	1,094

Total liabilities	246,714	221,480	207,952	192,029	186,205

Total stockholders’ equity	23,793	23,496	23,028	23,076	22,608

Total liabilities and stockholders’ equity	$270,507	$244,976	$230,980	$215,105	$208,813

Ending shares outstanding	2,824,376	2,824,376	2,824,376	2,824,376	2,824,376
Book value per share	8.42	8.32	8.15	8.17	8.00
Equity to total assets	8.80%	9.59%	9.97%	10.73%	10.83%

(a) Derived from audited financial statements

American Community Bancshares, Inc.

Consolidated Income Statements

(Amounts in thousands except per share data)

(Unaudited)

Three months ended	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002	September 30, 2002
Total interest income	$3,304	$3,263	$3,030	$2,962	$2,941
Total interest expense	1,287	1,342	1,266	1,321	1,275

Net interest income	2,017	1,921	1,764	1,641	1,666

Provision for loan losses	144	127	365	367	192

Net interest income after provision for loan loss	1,873	1,794	1,399	1,274	1,474

Non-interest income
Service charges on deposit accounts	420	481	467	466	272
Mortgage banking operations	142	163	140	153	119
Realized gains on sale of securities	—	—	—	41	—
Other	116	101	73	56	62

Total non-interest income	678	745	680	716	453

Non-interest expense
Salaries and employee benefits	975	1,003	854	803	737
Occupancy and equipment	355	302	297	297	257
Other	562	594	514	510	544

Total non-interest expense	1,892	1,899	1,665	1,610	1,538

Income before income taxes	659	640	414	380	389
Provision (benefit) for income taxes	247	234	151	(47)	61

Net income	$412	$406	$263	$427	$328

Net income per share
Basic	$0.15	$0.14	$0.09	$0.15	$0.12
Diluted	$0.14	$0.14	$0.09	$0.15	$0.12

Weighted average number of shares outstanding
Basic	2,824,376	2,824,376	2,824,376	2,824,376	2,824,376
Diluted	2,900,162	2,857,066	2,829,897	2,824,376	2,824,376

Dividend declared per common share			0.08

Return on average equity	7.00%	6.98%	4.61%	7.46%	5.84%
Return on average assets	0.66%	0.68%	0.48%	0.80%	0.65%

Net interest margin	3.43%	3.42%	3.47%	3.31%	3.47%

Allowance for loan losses to total loans	1.21%	1.21%	1.22%	1.44%	1.30%
Net charge-offs (recoveries) to average loans (annualized)	0.00%	-0.07%	1.44%	0.00%	0.66%
Nonperforming loans to total loans	0.13%	0.05%	0.03%	0.35%	0.47%
Nonperforming assets to total assets	0.12%	0.15%	0.15%	0.48%	0.54%